EXHIBIT 10.3

                                  ORRSTOWN BANK
                           GROUP TERM REPLACEMENT PLAN

     THIS PLAN, hereby made and entered into this 19 day of November, 1998, by and between the ORRSTOWN BANK, a state commercial located in Orrstown, Pennsylvania (the "Company") and the Participant selected to participate in this Plan (the "Participant").

                                  INTRODUCTION

     The Company wishes to attract and retain highly qualified executives. To further this objective, the Company is willing to divide the death proceeds of certain life insurance policies which are owned by the Company on the lives of the participating executives with the designated beneficiary of each insured participating executive. The Company will pay the life insurance premiums from its general assets.

                                    Article I
                               General Definitions

The following terms shall have the meanings specified:

     1.1.l "Change of Control" shall mean any of the following:

          (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities or announces a tender offer or exchange offer for securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities; or

          (B) the liquidation or dissolution of the Corporation or the Company or the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Corporation or the Company to an entity which is not a direct or indirect subsidiary of the Corporation; or

          (C) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or (b), the holders of Corporation Common Stock immediately prior to such transaction will, follow the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

          (D) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation, or similar transaction of the Corporation, or before any connected series of such transactions, if, upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease, to constitute a majority of the Board of Directors of the Corporation or, in a case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

          (E) any other event which is at any time designated as a "Change of Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution adopted, the Change of Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of Participant.

          Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Company providing for any of the transactions or events constituting a Change of Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and
     (ii) Participant's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change of Control event shall deemed to have occurred as a result of the execution of such agreement.

     1.2 "Compensation Committee" means either the Compensation Committee designated from time to time by the Company's Board of Directors or a majority of the Company's Board of Directors, either of which shall hereinafter be referred to as the Compensation Committee.

     1.3 "Corporation" means Orrstown Financial Services, Inc.

     1.4 "Disability" means the Participant's inability to perform substantially all normal duties of a employee, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Participant to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

     1.5 "Insured" means the individual whose life is insured.

     1.6 "Insurer" means the insurance company issuing the life insurance policy on the life of the insured.

     1.7 "Normal Retirement Age" means the Participant attaining age 65 while employed with the Company or after reaching a total of 70 or more when age and Years of Service are combined.

     1.8 "Normal Retirement Date" means the later of the Normal Retirement Age or the date that the Participant terminates or is terminated for any reason other than being Terminated for Cause.

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     1.9 "Participant" means the employee who is designated by the Compensation
Committee as eligible to participate in the Plan, elects in writing to participate in the Plan using the form attached hereto as Exhibit A, and signs a Split Dollar Endorsement for the Policy in which he or she is the Insured.

     1.10 "Policy" or "Policies" means the individual insurance policy (or policies) adopted by the Compensation Committee for purposes of insuring a Participant's life under this Plan.

     1.11 "Plan" means this instrument, including all amendments thereto.

     1.12 "Terminated for Cause" means that the Company has terminated the Participant's employment for any of the following reasons:

     1.11.1 Gross negligence or gross neglect of duties;

     1.11.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

     1.11.3 Fraud, disloyalty , dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's employment and resulting in an adverse effect on the Company.

     1.12 "Two Times Base Annual Salary" means the current base annual salary of the Participant at the earliest of: (1) the date of the Participant's death; (2) the date of the Participant's Disability; or (3) the Participant's Normal Retirement Date, multiplied by a factor of two (2) but not in excess of the maximum benefit amount specified Exhibit B.

     1.13 "Years of Service" means total years of employment with the Company including any approved leaves of absences.

                                    Article 2
                                  Participation

     2.1 Eligibility to Participate. The Compensation Committee in its sole discretion shall designate from time to time Participants that are eligible to participate in this Plan. The Compensation Committee will not designate a Participant as eligible unless he or she either is a participant in the Company's group term insurance plan as of this date or has been employed by the Company for at least one year.

     2.2 Participation. The eligible executive may participate in this Plan by executing an Election to Participate and a Split Dollar Endorsement. The Split Dollar Endorsement shall bind the Participant and his or her beneficiaries, assigns and transferees, to the terms and conditions of this Plan. An executive's participation is limited to only Policies where he or she is the Insured. Exhibit B attached hereto sets forth the original Insured participants and the Policies on their lives.

     2.3 Termination of Participation. A Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if any of the following events occur: (i) the Participant's employment with the Company is Terminated for Cause; (ii) the Participant's employment with the Company is terminated prior to Normal Retirement Age for reasons other than Disability; or
(iii) the Plan or any Participant's rights under the Plan are terminated in accordance with Article 8. In the event that the Company decides to maintain the Policy after the Participant's termination of his or her participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

     2.4 Disability. (A) Except as otherwise provided in paragraph (B) of this section 2.4, if the Participant's employment with the Company is terminated because of the Participant's Disability, the Company shall maintain the Policy in full force and effect and, in no event, shall the Company amend, terminate or otherwise abrogate the Participant's interest in the Policy, provided, however, that at all times the Policy shall be subject to the claims of the Company's creditors.

          (B) Notwithstanding the provisions of paragraph (A) of this section 2.4, upon the Disabled Participant's gainful employment with an entity other than the Company, the Company shall have no farther obligation to the Disabled Participant, and the Disabled Participant's rights pursuant to the Plan shall cease. In the event the Disabled Participant's rights are terminated hereunder, the Company shall be the direct beneficiary of the entire death proceeds of the Policy upon the death of the Disabled Participant.

     2.5 Retirement. Upon the Participant reaching Normal Retirement Date, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate a retired Participant's interest in the Policy, provided, however that at all times the Policy shall be subject to the claims of the Company's creditors.

                                    Article 3
                           Policy Ownership/Interests

     3.1 Company Ownership. The Company shall own one or more Policies on each Participant's life and shall have the right to exercise all incidents of ownership and, except as provided in sections 2.3, 2.4, 2.5 and 8.2, the Company may terminate a Policy without the consent of the Insured. With respect to each Policy, the Company shall be the direct beneficiary of an amount of death proceeds equal to the greatest of: (1) the cash surrender value of the policy;
(2) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer; or (3) the amount in excess of Two Times Base Annual Salary of the Insured/Participant. If the Company owns more than one policy on a Participant, the Policies shall be aggregated with respect to item (3).

     3.2 Participant's Interest. Each Participant, or the Participant's assignee, shall have the right to designate the beneficiary of the death proceeds of the Policy remaining after the payment to the Company of its interests. The Participant shall also have the right to elect and change settlement options with the consent of the Company and the Insurer.

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                                    Article 4
                                    Premiums

     4.1 Premium Payment. The Company shall pay all premiums due on all Policies.

     4.2 Imputed Income. The Company shall impute income to the Participant in an amount equal to the current term rate for the Participant's age multiplied by the aggregate death benefit payable to the Participant's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority. The Company will provide each participant with an annual statement of the amount of income reportable by the participant for federal and state income purposes as a result of such imputed income.

                                    Article 5
                                   Assignment

     Any Participant may assign without consideration all interests in his or her Policy and in this Plan to any person, entity or trust. In the event a Participant shall transfer all of his/her interest in the Policy, then all of that Participant's interest in his or her Policy and in the Plan shall be vested in his/her transferee, subject to such transferee executing agreements binding them to the provisions of this Plan, who shall be substituted as a party hereunder, and that Participant shall have no further interest in his or her Policy or in this Plan.

                                    Article 6
                                     Insurer

     The Insurers shall be bound only by the terms of their corresponding Policies. Any payments an Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by the provisions of this Plan, except to the extent of any endorsement filed with the Insurer. The Insurer shall have the right to rely on the Company's representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.

                                    Article 7
                                Claims Procedure

     7.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against this Plan (the "Claimant"), in writing, within ninety (90) days of Claimant's written application for benefits, of Claimant's eligibility or ineligibility for benefits under this Plan. If the Company determines that Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect Claimant's claim, and a description of why it is needed, and (4) an explanation of this Plan's claim review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period. Upon resolution of all open issues, the Company shall receive the proceeds and upon recovering the share of the proceeds to which it is entitled, shall distribute the Claimant's proceeds.

     7.2 Review Procedure. If a Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that Claimant is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle Claimant to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present Claimant's position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 8
                           Amendments and Termination

     8.1 Amendment or Termination of Plan. Except as otherwise provided in sections 2.3, 2.4, 2.5 and 8.2: (i) the Company may amend or terminate the Plan at any time, and (ii) the Company may amend or terminate a Participant's rights under the Plan at any time prior to a Participant's death by written notice to the Participant.

     8.2 Amendment or Termination of Plan Upon Change of Control. Notwithstanding the provisions of section 8. 1, in the event of a Change of Control, the Company or its successor shall maintain in full force and effect each Policy that is in existence on the date the Change of Control occurs and, in no event shall the Company or its successor terminate or otherwise abrogate a Participant's interest in the Policy, provided, however, that at all times the Policy shall be subject to the claims of the Company's creditors, provided further, however, that the Policy shall be canceled, terminated or replaced if deemed by the Company to be reasonably prudent to do so and if agreed to by Participant. This section 8.2 shall apply to all Participants in the Plan on the date the Change of Control occurs, including but not limited to (i) a retired Participant who has an interest in the Policy pursuant to section 2.5; (ii) a Disabled Participant who has an interest in the Policy pursuant to section 2.4; and (iii) a Participant whose Employment is terminated as a result of a Change of Control.

     8.3 Participant's Waiver. A Participant may, in the Participant's sole and absolute discretion, waive his or her rights under the Plan at any time. Any waiver permitted under this section 8.3 shall be in writing and delivered to the Board of Directors of the Company.

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                                    Article 9
                                  Miscellaneous

     9.1 Competition After Termination of Employment. No benefits shall be payable if the Participant, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a 50 mile radius of the main office of the Company at the corner of King and Penn Streets), which enterprise is, or may deemed to be, competitive with any business carried on by the Company as of the date of termination of the Participant's employment or his retirement. This section shall not apply following a Change of Control.

     9.2 Suicide or Misstatement. No benefits shall be payable if the Participant commits suicide within two years after the date of this Agreement, or if the Participant has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                   Article 10
                                  Miscellaneous

     10.1 Binding Effect. This Plan in conjunction with each Split Dollar Endorsement shall bind each Participant and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Policy beneficiary.

     10.2 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give a Participant the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge a Participant. It also does not require a Participant to remain an employee nor interfere with a Participant's right to terminate employment at any time.

     10.3 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Plan. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     10.4 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     10.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his/her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

     10.6 Entire Agreement. This Plan constitutes the entire agreement between the Company and the Participant to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other those specifically set forth herein.

     10.7 Administration. The Company shall have powers which are necessary to administer this Plan, including but not limited to:

     10.7.1 Interpreting the provisions of the Plan;

     10.7.2 Establishing and revising the method of accounting for the Plan;

     10.7.3 Maintaining a record of benefit payments; and

     10.7.4 Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

     10.7 Designated Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan 'including the employment of advisors and the delegation of ministerial duties to qualified individuals.


     IN WITNESS WHEREOF, the Company executes this Plan as of the date indicated above.


                                            COMPANY;
                                            ORRSTOWN BANK

                                            By _______________________________

                                            Title ____________________________

     By execution hereof, 0rrstown Financial Services, Inc., consents to and agrees to be bound by the terms and condition of this Agreement.


ATTEST:                                     CORPORATION:
                                            ORRSTOWN FINANCIAL SERVICES, INC.


___________________________________         By _______________________________

                                            Title ____________________________

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